                             EXHIBIT (23)(b)
                             ---------------

                    CONSENT OF KPMG PEAT MARWICK LLP
                    -------------------------------

The Board of Directors and Shareholders
Boatmen's Bancshares, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of Boatmen's Bancshares, Inc. of our reports dated February 25, 1994, with respect to the consolidated balance sheets of Worthen Banking Corporation and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of earnings, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1993, which reports appear in the December 31, 1993 Annual Report on Form 10-K of Worthen Banking Corporation which is included as an exhibit to the Boatmen's Bancshares, Inc. Form 8-K dated September 2, 1994. Our report refers to a change in the method of accounting for income taxes in 1993.

We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement/ Prospectus.


                      /s/ KPMG Peat Marwick LLP

                      KPMG Peat Marwick LLP




Little Rock, Arkansas
October 14, 1994